UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2023

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15915 Katy Freeway Suite 450, Houston, Texas	77094
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (281) 404-4387

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	CEI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 25, 2023, Camber Energy, Inc. (the “Company”) entered into two warrant termination agreements (the “Warrant Termination Agreements”) with the investor named in each Warrant Termination Agreement, respectively (each, an “Investor” and collectively, the “Investors”), pursuant to which each Investor agreed to cancel and terminate, effective as of April 25, 2023 (the “Termination”) all warrants to purchase Camber’s common stock outstanding under (i) that certain Warrant Agreement, dated as of December 30, 2021, by and between the Company and the Investor named therein, and (ii) that certain Warrant Agreement, dated as of December 31, 2021, by and between the Company and the Investor named therein. The Warrant Termination Agreements are identical as to their terms.  The Investors entered into the Warrant Termination Agreements in order to help facilitate implementation of the Company’s business plans and continued trading on the NYSE American LLC, and, in exchange for the Termination, the Company agreed to the release and indemnity as provided in each Warrant Termination Agreement. Pursuant to the Warrant Termination Agreement, the Investor also agreed that the Company may make an Early Redemption of any remaining shares of Series C Redeemable Convertible Preferred Stock held by the Investor provided that all Promissory Notes executed by the Company in favor of the Investor or any of its affiliates have been paid in full.  The term “Early Redemption” has the meaning given to it in the Fifth Amended and Restated Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock filed by the Company with the State of Nevada regarding such class of preferred stock.  The foregoing description of the Warrant Termination Agreements does not purport to be complete and is qualified in its entirety by the full texts of the Warrant Termination Agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

The information set forth under Item 1.01 above with respect to the Warrant Termination Agreements is incorporated by reference in this Item 1.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Warrant Termination Agreement, by and between Camber Energy, Inc. and the Investor named therein, dated as of April 25, 2023.
10.2	Warrant Termination Agreement, by and between Camber Energy, Inc. and the Investor named therein, dated as of April 25, 2023.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Camber Energy, Inc.

Date: April 26, 2023	By:	/s/ James Doris
	Name:	James Doris
	Title:	President & CEO

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